EXHIBIT 23.02

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

of Interwoven, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Interwoven, Inc. of our reports dated January 24, 2003, except as to Note 11, which is as of February 19, 2003, with respect to the consolidated balance sheets of Interwoven, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2002 and the related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Interwoven, Inc., incorporated herein by reference.

Our reports contain an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002.

/s/ KPMG LLP

Mountain View, California

November 18, 2003